EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                               E-ART NETWORK, INC.

         The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of
Incorporation:

                                    ARTICLE I
                                    ---------
                                 CORPORATE NAME

         The name of the Corporation is e-Art Network, Inc.

                                   ARTICLE II
                                   ----------
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                                   -----------
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                   ----------
                                   SHARESE IV

         4.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, no par value.


                                    ARTICLE V
                                    ---------
                                PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 19501 N.E. 10th Avenue, Suite 203, Miami, FL 33179. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                                   ----------
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the

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manner provided in the By-Laws. The number of persons constituting the initial
Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

          Susan Parker                  President/Secretary/Director
          19501 N.E. 10th Avenue
          Suite 203
          Miami, FL 33179

                                   ARTICLE VII
                                   -----------
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                                  ------------
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                   ----------
                                  SHAREHOLDERS

         9. I. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

         9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
                                    ---------
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   ----------
                                   SUBSCRIBER

         The name and address of the person signing these Articles of Incorporation as subscriber is:

         Eric P. Littman
         7695 S.W. 104th Street
         Suite 210
         Miami, FL 33156


                                   ARTICLE XII
                                   -----------
                                    CONTRACTS

         CONTRACT No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                  ------------
                                 RESIDENT AGENT


The name and address of the initial resident agent of this corporation is:

         Eric P. Littman
         7695 S.W. 104th Street
         Suite 210
         Miami, FL 33156

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on January 2, 2001.


                               /s/Eric P. Littman
                               ---------------------------
                               Eric P. Littman, Subscriber

Subscribed and Sworn on January 2, 2001.
Before me:



/s/Notary Public
----------------
Notary Public

My Commission Expires:

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

         Having been named to accept service of process for e-Art, Inc., at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).






                               /s/Eric P. Littman
                               ------------------
                               Eric P. Littman

                            ARTICLES OF AMENDMENT TO
                            ------------------------
                               E-ART NETWORK, INC.

         THE UNDERSIGNED, being the sole director and president of, e- Art Network, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                    ---------
                                      NAME

         1. The name of this corporation shall be e-Travel Store Network, Inc.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on September 19, 2002 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on September 19, 2002.



/s/ Susan Parker
-----------------------------------------
Susan Parker, President and Sole Director


         The foregoing instrument was acknowledged before me on October 28, 2002 by Susan Parker who is personally known to me.



/s/ Notary Public
-----------------
Notary Public
My commission expires: